Exhibit 99.1(b)5

TechRx Incorporated

Consolidated Statements of Stockholders' Equity

Eleven months ended May 31, 2002 and year ended June 30, 2001

(Dollars in Thousands, except share data)

			Common Stock
	Convertible Series A Preferred Stock	Convertible Series C Preferred Stock	Shares	Value	Additional Paid-In Capital	Warrants Outstanding	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Notes Receivable from Stockholders	Total
Balance June 30, 2000	$3,070	$—	11,308,268	$11	$3,941	$740	$(4,184)	$—	$—	$3,578
Net loss	—	—	—	—	—	—	(26,527)	—	—	(26,527)
Cumulative translation adjustment	—	—	—	—	—	—	—	26	—	26
Comprehensive loss	—	—	—	—	—	—	—	—	—	(26,501)
Issuance of preferred and common stock to NDC	—	28,300	2,166,667	2	6,498	—	—	—	—	34,800
Conversion of bridge loan	—	—	1,500,002	2	4,498	—	—	—	—	4,500
Exercise of stock options	—	—	148,268	—	110	—	—	—	(38)	72
Exercise of warrants	—	2,500	—	—	125	(125)	—	—	—	2,500
Warrants issued in conjunction with NDC acquisition	—	—	—	—	—	2,648	—	—	—	2,648
Warrants issued in conjunction with debt	—	—	—	—	—	32	—	—	—	32
Accretion of Series B preferred stock and related
dividends	—	—	—	—	—	—	(306)	—	—	(306)

Balance June 30, 2001	3,070	30,800	15,123,205	15	15,172	3,295	(31,017)	26	(38)	21,323
Net loss	—	—	—	—	—	—	(13,764)	—	—	(13,764)
Cumulative translation adjustment	—	—	—	—	—	—	—	(75)	—	(75)
Comprehensive loss	—	—	—	—	—	—	—	—	—	(13,839)
Exercise of stock options	—	—	243,974	—	170	—	—	—	(139)	31
Exercise of warrants	—	11,367	—	—	—	(1,367)	—	—	—	10,000
Accretion of Series B preferred stock and related
dividends	—	—	—	—	—	—	(427)	—	—	(427)
Capital contributions from stockholders—
transaction cost reimbursement	—	—	—	—	2,015	—	—	—	—	2,015
Treasury shares contributed from stockholder	—	—	(80,000)	—	—	—	—	—	—	—
Issuance of common stock	—	—	80,000	—	—	—	—	—	—	—
Preferred Series C dividends	—	1,485	—	—	—	—	(1,485)	—	—	—
Conversion of Preferred Series C stock	—	(43,652)	13,731,492	14	43,638	—	—	—	—	—
Conversion of Preferred Series B stock	—	—	3,000,000	3	2,985	—	—	—	—	2,988
Stock-based compensation	—	—	—	—	696	—	—	—	—	696

Balance May 31, 2002	$3,070	$—	32,098,671	$32	$64,676	$1,928	$(46,693)	$(49)	$(177)	$22,787

See accompanying notes.